UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	September 24, 2009
(Date of earliest event reported):	September 24, 2009

Commission File No. 0-20709

D&E COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2837108
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
124 East Main Street P.O. Box 458 Ephrata, PA 17522-0458	17522
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-733-4101

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events

At a special meeting of the shareholders of D&E Communications, Inc. (“D&E”), held on September 24, 2009, the shareholders of D&E voted to approve and adopt the Agreement and Plan of Merger, dated as of May 10, 2009, by and among D&E, Windstream Corporation and Delta Merger Sub, Inc. (the “Merger Agreement”). On September 24, 2009, D&E issued a press release regarding the shareholder vote and also announced that (1) an agreement has been reached with all intervening parties in the proceeding before the Pennsylvania Public Utility Commission seeking approval of the merger and (2) the termination date under the Merger Agreement has been extended until December 9, 2009, as permitted by the merger agreement, in order to provide the parties with sufficient time to obtain all of the regulatory approvals required to close the transaction.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 8.01 by reference.

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits
Exhibit No.	Description
99.1	Press Release issued by D&E dated September 24, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 24, 2009	D&E COMMUNICATIONS, INC. By: /s/ Thomas E. Morell Thomas E. Morell Senior Vice President, Chief Financial Officer, Secretary and Treasurer